CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated November 20, 2008, accompanying the financial statements of Cohen & Steers Master Municipal Income Portfolio - National Series 3, Cohen & Steers Master Municipal Income Portfolio - California Series 2 and Cohen & Steers Master Municipal Income Portfolio - New York Series 2 (included in Van Kampen Unit Trusts, Series 516) as of July 31, 2008, and for the period from August 17, 2005 (Initial Date of Deposit) through July 31, 2006 and for each of the two years in the period then ended and the financial highlights for the period from August 17, 2005 (Initial Date of Deposit) through July 31, 2006 and for each of the two years in the period ended July 31, 2008, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-126261) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

GRANT THORNTON LLP

New York, New York
November 20, 2008